                                                                    EXHIBIT 99.5

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER TAXPAYER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

                                    GIVE THE                                                          GIVE THE EMPLOYER
                                    SOCIAL SECURITY                                                   IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:           NUMBER OF --                      FOR THIS TYPE OF ACCOUNT:       NUMBER OF --
-------------------------           ---------------                   -------------------------       -----------------
1.  The individual's account        The individual                    6.  A valid trust, estate, or   The legal entity (do
                                                                          pension trust               not furnish the
2.  Two or more individuals         The actual owner of the                                           identifying number of
    (joint account)                 account or, if combined                                           the personal
                                    funds, any one of the                                             representative or
                                    individuals(1)                                                    trustee unless the
                                                                                                      legal entity itself
3.  Custodian account of            The minor(2)                                                      is not designated in
    a minor (Uniform Gift to                                                                          the account title)(4)
    Minors Act)
                                                                      7.  Corporate account           The corporation
4.  a. The usual revocable          The grantor-trustee(1)
       savings trust account                                          8.  Partnership                 The partnership
       (grantor is also trustee)
                                                                      9.  Association, club,          The organization
    b. So-called trust account      The actual owner(1)                   religious, charitable,
       that is not a legal or                                             educational or other
       valid trust under state                                            tax-exempt organization
       law
                                                                      10. A broker or registered      The broker or nominee
5.  Sole proprietorship             The owner(3)                          nominee
    account
                                                                      11. Account with the            The public entity
                                                                          Department of
                                                                          Agriculture in the name
                                                                          of a public entity (such
                                                                          as a state or local
                                                                          government, school
                                                                          district, or prison) that
                                                                          receives agricultural
                                                                          program payments

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)  Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name. You may also enter your business or "doing business as" name. You may use either your social security number or, if you have one, your employer identification number.

(4)  List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9


OBTAINING A NUMBER

         If you do not have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number. You may also obtain Form SS-4 by calling the IRS at 1-800-TAX-FORM.

         If you do not have a TIN, but have applied for one, write "Applied for" in the space for the TIN, sign and date the form and return it to the Exchange Agent.


PAYEES EXEMPT FROM BACKUP WITHHOLDING

         Payees specifically exempted from backup withholding on ALL payments include the following:

         o An organization exempt from tax under section 501(a), or an individual retirement account.

         o The United States or any wholly-owned agency or instrumentality thereof.

         o A State, the District of Columbia, a possession of the United States or any political subdivision or wholly-owned agency or instrumentality thereof.

         o A foreign government, a political subdivision of a foreign government, or any wholly-owned agency or instrumentality thereof.

         o An international organization or any wholly-owned agency or instrumentality thereof.

         Payee specifically exempted from backup withholding on interest and dividend payments include the following:

         o        A corporation.

         o        A financial institution.

         o A registered dealer in securities or commodities registered in the U.S., the District of Columbia, or a possession of the U.S.

         o        A real estate investment trust.

         o        A common trust fund operated by a bank under section 584(a).

         o An exempt charitable remainder trust, or a non-exempt trust described in section 4947.

         o An entity registered at all times during the tax year under the Investment Company Act of 1940.

         o        A foreign central bank issue.

         o A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

         Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

         o        Payments to nonresident aliens subject to withholding under section 1441.

         o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

         o        Payments of patronage dividends not paid in money.

         o        Payments made by certain foreign organizations.

         o        Section 404(k) payments made by an ESOP.

         Payments of interest not generally subject to backup withholding include the following:

         o        Payments of interest on obligations issued by individuals.
                  Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

         o Payments of tax-exempt interest (including exempt-interest dividends under section 852).

         o Payments described in section 6049(b) (5) to non-resident aliens.

         o        Payments on tax-free covenant bonds under section 1451.

         o        Payments made by certain foreign organizations.

         Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THE FORM W-9 WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM AND RETURN IT TO THE PAYER.

         Certain payments other than dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, 6050A, 6050N and their regulations.

         Privacy Act Notice--Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the number for identification purposes and to help verify the accuracy of tax returns. The IRS also may provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.


PENALTIES

         (1) Penalty for failure to furnish taxpayer identification number--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

         (2) Civil penalty for false information with respect to withholding--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

         (3) Criminal penalty for falsifying information--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.


FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.



                                       3